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                          PLAN AND AGREEMENT OF MERGER
                            DATED AS OF MAY 13, 1996
                                  BY AND AMONG
                          MEDPARTNERS/MULLIKIN, INC.,
                             PPM MERGER CORPORATION
                                      AND
                          CAREMARK INTERNATIONAL INC.



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                               TABLE OF CONTENTS

                          PLAN AND AGREEMENT OF MERGER
                                  BY AND AMONG
                          MEDPARTNERS/MULLIKIN, INC.,
                             PPM MERGER CORPORATION
                                      AND
                        CAREMARK INTERNATIONAL INC.
                                                               Page
                                                               ----


Parties..........................................................1
Recitals.........................................................1

Section 1. THE MERGER............................................2
     1.1   The Merger............................................2
     1.2   The Closing...........................................2
     1.3   Effective Time........................................2
     1.4   Effect of the Merger..................................2

Section 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES....2
     2.1   Effect on Capital Stock...............................2
     2.2   Exchange of Certificates..............................4
     2.3   Corporate Name Change.................................8
     2.4   Certificate of Incorporation of Surviving Corporation.8
     2.5   By-laws of the Surviving Corporation..................8
     2.6   Directors and Officers................................8
     2.7   Assets, Liabilities, Reserves and Accounts............8
     2.8   Corporate Acts of the Subsidiary......................8

Section 3. REPRESENTATIONS AND WARRANTIES OF CAREMARK............9
     3.1   Organization, Existence and Good Standing.............9
     3.2   Caremark Capital Stock................................9
     3.3   Subsidiaries or Affiliated Entities...................9
     3.4   Organization, Existence and Good Standing of Caremark
           Subsidiaries and Other Caremark Entities..............10
     3.5   Foreign Qualifications................................11
     3.6   Power and Authority...................................11
     3.7   Caremark Public Information...........................12
     3.8   Contracts, etc........................................13
     3.9   Properties and Assets.................................13
     3.10  Legal Proceedings.....................................14

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     3.11  Subsequent Events..............................................14
     3.12  Accounts Receivable............................................15
     3.13  Tax Returns....................................................16
     3.14  Employee Benefit Plans; Employment Matters.....................16
     3.15  Compliance with Laws...........................................17
     3.16  Regulatory Approvals...........................................18
     3.17  Commissions and Fees...........................................18
     3.18  Vote Required..................................................18
     3.19  No Untrue Representations......................................19
     3.20  Accounting Matters.............................................19

Section 4. REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/
           MULLIKIN AND THE SUBSIDIARY RELATED TO THE
           SUBSIDIARY...................................................  19
     4.1   Organization, Existence, Good Standing and Capital Stock.......19
     4.2   Power and Authority............................................19
     4.3   Commissions and Fees...........................................20
     4.4   No Subsidiaries................................................20
     4.5   Legal Proceedings..............................................20
     4.6   No Contracts or Liabilities....................................20

Section 5. REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN.........20
     5.1   Organization, Existence and Good Standing......................20
     5.2   MedPartners/Mullikin Capital Stock.............................21
     5.3   MedPartners/Mullikin Common Stock..............................21
     5.4   Subsidiaries and Affiliated Entities...........................21
     5.5 Organization, Existence and Good Standing of MedPartners/ Mullikin Subsidiaries and Other MedPartners/Mullikin Entities..22
     5.6   Foreign Qualifications.........................................23
     5.7   Power and Authority............................................23
     5.8   MedPartners/Mullikin Public Information........................24
     5.9   Contracts, etc.................................................24
     5.10  Properties and Assets..........................................25
     5.11  Legal Proceedings..............................................25
     5.12  Subsequent Events..............................................26
     5.13  Accounts Receivable............................................27
     5.14  Tax Returns....................................................27
     5.15  Employee Benefit Plans; Employment Matters.....................28
     5.16  Compliance with Laws...........................................29
     5.17  Regulatory Approvals...........................................29
     5.18  Investment Intent..............................................30
     5.19  Commissions and Fees...........................................30
     5.20  Vote Required..................................................30
     5.21  Accounting Matters.............................................30
     5.22  No Untrue Representations......................................30



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     5.23  Payor Settlements..............................................31


Section 6. ACCESS TO INFORMATION AND DOCUMENTS............................31
     6.1   Access to Information..........................................31
     6.2   Return of Records..............................................32
     6.3   Effect of Access...............................................32

Section 7. COVENANTS......................................................32
     7.1   Preservation of Business.......................................32
     7.2   Material Transactions..........................................32
     7.3   Meetings of Stockholders.......................................34
     7.4   Registration Statement.........................................34
     7.5   Exemption from State Takeover Laws.............................37
     7.6   HSR Act Compliance.............................................37
     7.7   Public Disclosures.............................................37
     7.8   Transition Planning/Reorganization.............................37
     7.9   No Solicitations...............................................38
     7.10  Other Actions..................................................39
     7.11  Accounting Methods.............................................39
     7.12  Pooling and Tax-Free Reorganization Treatment..................40
     7.13  Affiliate and Pooling Agreements...............................40
     7.14  Cooperation....................................................40
     7.15  Caremark Stock Options.........................................41
     7.16  Publication of Combined Results................................42
     7.17  Tax Opinions...................................................42
     7.18  Consents; Amendments, Etc......................................42
     7.19  Change in Control..............................................43
     7.20  Employee Retention.............................................43
     7.21  Litigation Cooperation.........................................43
     7.22  Consulting Agreements..........................................43

Section 8. TERMINATION, AMENDMENT AND WAIVER..............................44
      8.1  Termination....................................................44
      8.2  Effect of Termination..........................................45
      8.3  Amendment......................................................45
      8.4  Extension; Waiver..............................................45
      8.5  Procedure for Termination, Amendment, Extension or Waiver......46
      8.6  Expenses; Breakup Fees.........................................46

Section 9. CONDITIONS TO CLOSING..........................................48
      9.1  Mutual Conditions..............................................48
      9.2  Conditions to Obligations of MedPartners/Mullikin..............49
      9.3  Conditions to Obligations of Caremark..........................50



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Section 10.   MISCELLANEOUS...................................................51
        10.1  Nonsurvival of Representations and Warranties...................51
        10.2  Notices.........................................................51
        10.3  Further Assurances..............................................52
        10.4  Insurance; Indemnification; Benefits............................52
        10.5  Governing Law...................................................54
        10.6  "Including".....................................................54
        10.7  "Knowledge".....................................................54
        10.8  "Material adverse change" or "material adverse effect"..........55
        10.10 Environmental Laws..............................................55
        10.11 Captions........................................................56
        10.12 Integration of Exhibits.........................................56
        10.13 Entire Agreement................................................56
        10.14 Counterparts....................................................56
        10.15 Binding Effect..................................................56
        10.16 No Rule of Construction.........................................56


Testimonium...................................................................57
Signatures....................................................................57


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                          PLAN AND AGREEMENT OF MERGER


          PLAN AND AGREEMENT OF MERGER ("Plan of Merger"), made and entered into as of the 13th day of May, 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), PPM MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and CAREMARK INTERNATIONAL INC., a Delaware corporation ("Caremark").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the respective Boards of Directors of MedPartners/Mullikin, the Subsidiary and Caremark have approved the merger of the Subsidiary with and into Caremark (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each share of Common Stock, par value $1.00 per share, of Caremark (the "Caremark Common Stock"), not owned directly or indirectly by Caremark, will be converted into the right to receive the merger consideration provided for herein (the Caremark Common Stock may be sometimes hereinafter referred to as the "Caremark Shares");

          WHEREAS, each of MedPartners/Mullikin, the Subsidiary and Caremark desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:
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Section 1.  THE MERGER.

          1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Subsidiary shall be merged with and into Caremark at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and Caremark shall continue as the surviving corporation (the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Delaware under the name "Caremark International Inc." and shall succeed to and assume all the rights and obligations of the Subsidiary in accordance with the DGCL.

          1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3, at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

          1.3 Effective Time. Subject to the provisions of this Plan of Merger, Caremark and the Subsidiary shall file a Certificate of Merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as MedPartners/Mullikin, the Subsidiary and Caremark shall agree should be specified in the Certificate of Merger (the "Effective Time").

          1.4 Effect of the Merger. The Merger shall have the effects set forth in the DGCL.

Section 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

          2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Caremark Shares:

          (a) Cancellation of Treasury Stock. Each share of Caremark Common Stock that is owned by Caremark, MedPartners/Mullikin or by any subsidiary of Caremark or

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MedPartners/Mullikin shall automatically be cancelled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of MedPartners/Mullikin("MedPartners/Mullikin Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (b) Subsidiary Common Stock. Each share of Common Stock, par value $1.00 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

          (c) Conversion of Caremark Shares. Each Caremark Share (other than Caremark Shares to be cancelled in accordance with Section 2.1(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.21 shares of MedPartners/Mullikin Common Stock (the "Exchange Ratio"). All such shares of MedPartners/Mullikin Common Stock shall be fully paid and nonassessable and are hereinafter sometimes referred to as the "MedPartners/Mullikin Shares". Upon such conversion, all such Caremark Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive MedPartners/Mullikin Shares issued in exchange therefor and cash in lieu of fractional MedPartners/Mullikin Shares in accordance with the terms provided herein.

          (d) Stock Options. At the Effective Time, all rights with respect to Caremark Common Stock pursuant to any Caremark stock options which are outstanding at the Effective Time, whether or not then vested or exercisable, shall be converted into and become rights with respect to MedPartners/Mullikin Common Stock, and MedPartners/Mullikin shall assume each Caremark stock option in accordance with the terms of any stock option plan under which it was issued and any stock option agreement by which it is evidenced. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code, as to any stock option which is an "incentive stock option". Each Caremark Stock option so assumed shall be exercisable for that number of shares of MedPartners/ Mullikin Common Stock equal to the number of Caremark Shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the Caremark exercise price divided by the Exchange Ratio. All options issued pursuant to Caremark's 1992 Incentive Compensation Plan and 1992 Stock Option Plan for Non-Employee Directors shall be fully vested at the Effective Time to the extent permitted under such Plans.

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          (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time MedPartners/Mullikin shall have declared a stock split (including a reverse split) of MedPartners/Mullikin Common Stock or a dividend payable in MedPartners/Mullikin Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of MedPartners/Mullikin Common Stock with respect to their MedPartners/Mullikin Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

          2.2  Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, MedPartners/Mullikin shall enter into an agreement with Chemical Mellon Shareholder Services, L.L.C. (the "Exchange Agent"), which provides that MedPartners/Mullikin shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Caremark Shares, for exchange in accordance with this Section 2.2, through the Exchange Agent, (i) certificates representing the shares of MedPartners/ Mullikin Common Stock issuable pursuant to Section 2.1(b) and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of MedPartners/Mullikin Common Stock pursuant to Section 2.2(e) (such shares of MedPartners/Mullikin Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and together with the cash referred to in clause (ii) of this Section 2.2(a), being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Caremark Shares.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Caremark Shares (the "Certificates") whose shares were converted into the right to receive the merger consideration provided for in
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners/Mullikin may reasonably specify) and (ii) instructions for use in effecting the

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surrender of the Certificates in exchange for certificates representing shares of MedPartners/Mullikin Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by MedPartners/Mullikin, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/MullikinCommon Stock and cash which such holder has the right to receive pursuant to the provisions of Sections 2.1 and 2.2, and the Certificate so surrendered shall forthwith be cancelled. If any cash or any certificate representing MedPartners/Mullikin Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of MedPartners/Mullikin Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of MedPartners/Mullikin Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners/Mullikin Common Stock and cash in lieu of any fractional shares of MedPartners/Mullikin Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners/Mullikin Common Stock. To the extent permitted by law, former stockholders of record of Caremark shall be entitled to vote after the Effective Time at any meeting of MedPartners/Mullikin's stockholders the number of whole shares of MedPartners/Mullikin Common Stock into which their respective Caremark Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing MedPartners/MullikinCommon Stock in accordance with this Section 2.2.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to MedPartners/Mullikin Common Stock with a record date after the

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Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MedPartners/Mullikin Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of MedPartners/Mullikin Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of MedPartners/Mullikin Common Stock to which such holder is entitled pursuant to
Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MedPartners/Mullikin Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of MedPartners/Mullikin Common Stock. If any holder of converted Caremark Shares shall be unable to surrender such holder's Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to MedPartners/Mullikin.

          (d) No Further Ownership Rights in Caremark Shares. All shares of MedPartners/Mullikin Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Caremark Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Section 2, except as otherwise provided by law.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of MedPartners/Mullikin Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MedPartners/Mullikin. Notwithstanding any other provision of this Plan of Merger, each holder of Caremark Shares exchanged pursuant to the Merger who would

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otherwise have been entitled to receive a fraction of a share of
MedPartners/Mullikin Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the per share closing price on the New York Stock Exchange Composite Tape of MedPartners/Mullikin Common Stock on the date of the Effective Time (or, if shares of MedPartners/Mullikin Common Stock do not trade on the New York Stock Exchange, Inc. (the "NYSE") on such date, the first date of trading of MedPartners/Mullikin Common Stock on the NYSE after the Effective Time).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to MedPartners/Mullikin, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to MedPartners/Mullikin for payment of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock and any dividends or distributions with respect to MedPartners/Mullikin Common Stock.

          (g) No Liability. None of MedPartners/Mullikin, Caremark or the Exchange Agent shall be liable to any person in respect of any shares of MedPartners/Mullikin Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock or any dividends or distributions with respect to MedPartners/Mullikin Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by MedPartners/Mullikin, on a daily basis. Any interest and other income resulting from such investments shall be paid to MedPartners/Mullikin.

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

          2.3 Corporate Name Change. At the Effective Time, the corporate name of MedPartners/Mullikin shall be changed to "MedPartners, Inc."

          2.4 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Subsidiary, effective immediately following the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

          2.5 By-laws of the Surviving Corporation. The By-laws of the Subsidiary shall be the By-laws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the said By-laws.

          2.6 Directors and Officers.

          (a) The directors and officers of the Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) The directors and officers of MedPartners/Mullikin, at the Effective Time, shall be the directors and officers of MedPartners/Mullikin consistent with Section 7.8 of this Plan of Merger, each to hold office in accordance with the Certificate of Incorporation and By-laws and other corporate proceedings and documentation.

          2.7 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and Caremark shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

          2.8 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary.

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Section 3. REPRESENTATIONS AND WARRANTIES OF CAREMARK.

          Caremark hereby represents and warrants to MedPartners/Mullikin and the Subsidiary as follows:

          3.1 Organization, Existence and Good Standing. Caremark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Caremark has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. Caremark is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has Caremark within such time owned, directly or indirectly, any shares of MedPartners/Mullikin Common Stock.

          3.2 Caremark Capital Stock. Caremark's authorized capital consists of 200,000,000 shares of Common Stock, par value $1.00 per share, of which 81,998,104 shares are issued and outstanding as of April 30, 1996 (includes 7,700,000 shares held by Flexitrust), 7,029 shares of which are held in treasury, and 20,000,000 shares of Preferred Stock, par value $.01 per share (2,000,000 shares of which have been designated as Series A Junior Participating Preferred Stock), none of which shares is issued and outstanding as of the date of this Plan of Merger. All of the issued and outstanding Caremark Shares are duly and validly issued, fully paid and nonassessable. Except as disclosed in the Caremark Documents (as herein defined), and except as set forth in Exhibit
3.2 to the Disclosure Schedule delivered to MedPartners/Mullikin by Caremark at the time of the execution and delivery of this Plan of Merger (the "Caremark Disclosure Schedule"), there are no options, warrants, or similar rights granted by Caremark, or outstanding securities convertible into Caremark Common Stock, or any other agreements to which Caremark is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Caremark Shares.

          3.3 Subsidiaries or Affiliated Entities.

          (a) Attached as Exhibit 3.3 to the Caremark Disclosure Schedule is a list of all subsidiaries of Caremark (individually, a "Caremark Subsidiary", and collectively, the "Caremark Subsidiaries") and their states of incorporation and all professional corporations or professional associations of which Caremark has the right to control the voting securities and their states of incorporation. Except as set forth in Exhibit 3.3 to the Caremark Disclosure Schedule, Caremark does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization other than the Caremark Subsidiaries and the Other Caremark Entities (as defined below).

          (b) Also disclosed in Exhibit 3.3 to the Caremark Disclosure Schedule is a list of all general or limited partnerships in which a general partner is Caremark, a Caremark Subsidiary or another partnership directly or indirectly controlled by Caremark (individually, a "Caremark Partnership" and collectively, the "Caremark Partnerships"), and all limited liability companies in which Caremark, a Caremark Subsidiary or a Caremark Partnership is a member (individually, a "Caremark LLC" and collectively, the "Caremark LLCs") (the Caremark Partnerships and the Caremark LLCs being collectively called the "Other Caremark Entities"), and their states of organization.

          (c) Except as set forth in Exhibit 3.3 to the Caremark Disclosure Schedule, neither Caremark nor any Caremark Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

          (d) Although the financial results of the medical groups affiliated with Caremark's physician practice management business are consolidated for accounting purposes on the Caremark Balance Sheet, the terms "Caremark Subsidiary" and "Other Caremark Entity" do not include any affiliated medical groups.

          3.4 Organization, Existence and Good Standing of Caremark Subsidiaries and Other Caremark Entities.

          (a) Each Caremark Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Caremark Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          (b) Each Caremark Partnership that is a limited partnership is validly formed, each Caremark Partnership that is a general partnership has been duly organized, and each Caremark Partnership is in good standing under the laws of its respective state of organization. Each Caremark Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

          (c) Each Caremark LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Caremark LLC has all necessary power to own its property and assets to carry on its business as presently conducted.

          3.5 Foreign Qualifications. Caremark, each Caremark Subsidiary and each Other Caremark Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Caremark.

          3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Caremark has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, By-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth in Exhibit 3.6 to the Caremark Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation or By-laws of Caremark or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Caremark, any Caremark Subsidiary or any Other Caremark Entity is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on Caremark, provided, however, nothing contained herein is intended to constitute a representation or warranty with respect to any conflict or violation or other impact upon the Certificate of Incorporation, By-laws, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners/Mullikin or any of its subsidiaries is a party or to which any such parties are bound. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Caremark.

          3.7 Caremark Public Information. Caremark has heretofore made available to MedPartners/Mullikin a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Caremark Documents") since January 1, 1994, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the Caremark Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Caremark Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. The financial statements contained in the Caremark Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Caremark and its consolidated subsidiaries, fixed or contingent, required to be stated therein, and present fairly the financial condition of Caremark and its consolidated subsidiaries at said dates and the consolidated results of operations and cash flows of Caremark and its consolidated subsidiaries for the periods then ended. The consolidated balance sheet of Caremark at December 31, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of Caremark is herein sometimes referred to as the "Caremark Balance Sheet".

          3.8 Contracts, etc.

          (a) All material contracts, leases, agreements and arrangements to which Caremark or any of the Caremark Subsidiaries or Other Caremark Entities is a party are legally valid and binding in accordance with their terms and in full force and effect. Except as disclosed in Exhibits 3.8 and 3.10 to the Caremark Disclosure Schedule, to the knowledge of Caremark, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of Caremark, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Caremark.

          (b) Except as set forth in Exhibit 3.8 to the Caremark Disclosure Schedule, no material contract or agreement to which Caremark or any Caremark Subsidiary is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on Caremark.

          (c) Except as set forth in Exhibit 3.8 to the Caremark Disclosure Schedule, none of Caremark or any Caremark Subsidiary has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.9) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

          3.9 Properties and Assets. Caremark (including, as applicable, the Caremark Subsidiaries or Other Caremark Entities) owns all of the real and personal property included in the Caremark Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of Caremark's business since the date of the Caremark Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in Exhibit 3.9 to the Caremark Disclosure Schedule or in the Caremark Documents.

          3.10 Legal Proceedings. Except as disclosed in the Caremark Documents or as listed in Exhibit 3.10 to the Caremark Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of Caremark, threatened against Caremark, at law or in equity, relating to or affecting Caremark, any Caremark Subsidiary or any Other Caremark Entity, including the Merger, which individually or in the aggregate, could reasonably be expected to have a material effect on Caremark or a material adverse effect on the ability of Caremark to consummate the transactions contemplated hereby. Except as disclosed in the Caremark Documents or as listed in Exhibit 3.10 to the Caremark Disclosure Schedule, Caremark does not know or have any reasonable grounds to believe that any such action, suit or proceeding has merit. In connection with the execution and delivery of this Plan of Merger, Caremark has made available to MedPartners/Mullikin and its representatives all material documents (except those which may be privileged, subject to protective orders or confidentiality agreements) related to the legal proceedings described in the Caremark Documents which would be required to enable MedPartners/Mullikin and its representatives to understand the nature and scope of such litigation and its possible affect on Caremark, the Caremark Subsidiaries and the Other Caremark Entities.

          3.11 Subsequent Events. Except as disclosed in the Caremark Documents or as set forth in Exhibit 3.11 to the Caremark Disclosure Schedule, Caremark has not, since the date of the Caremark Balance Sheet:

          (a) Incurred any material adverse change.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on Caremark, other than (i) liabilities shown or reflected on the Caremark Balance Sheet or (ii) liabilities incurred since the date of the Caremark Balance Sheet in the ordinary course of business.

          (c) Incurred any funded indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Caremark, except as may have been required due to income or operations of Caremark since the date of the Caremark Balance Sheet.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Caremark.

          (e) Sold or transferred any of the assets material to the consolidated business of Caremark International, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

          (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Caremark to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

          (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under this Plan of Merger.

          (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under Caremark's stock option plans or stock purchase plans).

          3.12 Accounts Receivable.

          (a) Since the date of the Caremark Balance Sheet, Caremark has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Caremark (including the Caremark Subsidiaries and Other Caremark Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on Caremark.

          (b) Without limiting the generality of the foregoing, Caremark and each Caremark Subsidiary is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on Caremark.

          3.13 Tax Returns. Caremark has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on Caremark. Caremark has made all payments shown as due on such returns. Except as reflected in Exhibit 3.13 to the Caremark Disclosure Schedule, Caremark has not been notified that any tax returns of Caremark are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by Caremark for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

          3.14 Employee Benefit Plans; Employment Matters.

          (a) Except as disclosed in the Caremark Documents or as set forth in
Exhibit 3.14(a) to the Caremark Disclosure Schedule, Caremark has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in
Section 3(3) of ERISA. All such plans disclosed in the Caremark Documents or listed in Exhibit 3.14(a) (individually, a "Caremark Plan" and collectively, the "Caremark Plans") have to the knowledge of Caremark during the Relevant Period, and except as set forth in Exhibit 3.14(a) been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Caremark has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Caremark Plans during the Relevant Period that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Caremark Plans which is subject to Title IV of ERISA during the Relevant Period except as set forth in Exhibit 3.14(a). Caremark has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. For purposes of this Section 3.14, the term "Relevant Period" shall mean November 30, 1992 with regard to Caremark and the affiliation date with regard to Caremark's management relations with affiliated medical group practices.

          (b) Except as disclosed in the Caremark Documents or as set forth in
Exhibit 3.14(b) to the Caremark Disclosure Schedule, Caremark is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

          3.15 Compliance with Laws. Except as disclosed in the Caremark Documents or as set forth in Exhibit 3.15 to the Caremark Disclosure Schedule, Caremark has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the applicable Medicare or Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Caremark which, if it were determined that a violation had occurred, would have a material adverse effect on Caremark.

          3.16 Regulatory Approvals. Except as disclosed in the Caremark Documents or in Exhibit 3.16 to the Caremark Disclosure Schedule, Caremark and each Caremark Subsidiary or Other Caremark Entity, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on Caremark. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of Caremark and each Caremark Subsidiary or Other Caremark Entity are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on Caremark. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of Caremark, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which Caremark is subject which, if violated, would have a material adverse effect on Caremark.

          3.17 Commissions and Fees. Except for fees payable to CS First Boston pursuant to the engagement letter, dated March 19, 1996, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin or Caremarkor any subsidiary or other controlled entity of MedPartners/Mullikin or Caremark resulting from any action taken by Caremark or its officers, directors or agents, or any of them.

          3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding Caremark Shares entitled to vote thereon is the only vote of the holders of any class or series of Caremark capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

          3.19 No Untrue Representations. No representation or warranty by Caremark in this Plan of Merger, and no Exhibit or certificate issued by Caremark and furnished or to be furnished to MedPartners/Mullikin pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

     3.20 Accounting Matters. To the best knowledge of Caremark, neither Caremark nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by MedPartners/Mullikin or any of its affiliates) would prevent
MedPartners/Mullikin from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

Section 4. REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN AND THE
           SUBSIDIARY RELATED TO THE SUBSIDIARY.

          The Subsidiary and MedPartners/Mullikin, jointly and severally, hereby represent and warrant to Caremark as follows:

          4.1 Organization, Existence, Good Standing and Capital Stock. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which shares are issued and registered in the name of MedPartners/Mullikin. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any Caremark Shares.

          4.2 Power and Authority. The Subsidiary has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of

Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

          4.3 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, directors or agents.

          4.4 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

          4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

          4.6 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

Section 5.  REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN.

     MedPartners/Mullikin hereby represents and warrants to Caremark as follows:

     5.1 Organization, Existence and Good Standing. MedPartners/Mullikin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MedPartners/Mullikin has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. MedPartners/Mullikin is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has MedPartners/Mullikin within such time owned, directly or indirectly, any Caremark Shares.

          5.2 MedPartners/Mullikin Capital Stock. MedPartners/Mullikin's authorized capital consists of 9,500,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and no shares are held in treasury, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding and no shares are held on treasury and 200,000,000 shares of Common Stock, par value $.001 per share, of which 50,786,775 shares were issued and outstanding at May 1, 1996, and no shares are held in treasury. All of the issued and outstanding shares of MedPartners/Mullikin Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the MedPartners/Mullikin Documents (as herein defined), and except as described in
Exhibit 5.2 to the MedPartners/Mullikin Disclosure Schedule delivered to Caremark by MedPartners/Mullikin at the time of the execution and delivery of this Plan of Merger (the "MedPartners/Mullikin Disclosure Schedule"), there are no options, warrants or similar rights granted by MedPartners/Mullikin or any other agreements to which MedPartners/Mullikin is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of MedPartners/Mullikin Common Stock.

          5.3 MedPartners/Mullikin Common Stock. On the Closing Date, MedPartners/Mullikin will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Caremark Shares in accordance with the provisions of this Plan of Merger. The MedPartners/Mullikin Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the NYSE, upon official notice of issuance.

          5.4 Subsidiaries and Affiliated Entities.

          (a) Attached as Exhibit 5.4 to the MedPartners/Mullikin Disclosure
Schedule is a list of all subsidiaries of MedPartners/Mullikin (individually, a "MedPartners/Mullikin Subsidiary", and collectively, the "MedPartners/Mullikin Subsidiaries") and their states of incorporation and all professional corporations or professional associations of which MedPartners/Mullikin has control and their states of incorporation. Except as set forth in Exhibit 5.4 to the MedPartners/

Mullikin Disclosure Schedule, MedPartners/Mullikin does not own stock in and does not control, directly or indirectly, any other corporation, association, partnership or business organization.

          (b) Also disclosed in Exhibit 5.4 to the Medpartners/Mullikin Disclosure Schedule is a list of all general or limited partnerships in which a general partner is MedPartners/Mullikin, a MedPartners/Mullikin Subsidiary or another partnership controlled by MedPartners/Mullikin (individually a "MedPartners/Mullikin Partnership" and collectively, the "MedPartners/Mullikin Partnerships"), and all limited liability companies in which MedPartners/Mullikin, a MedPartners/Mullikin Subsidiary is a member (individually, a "MedPartners/Mullikin LLC", the MedPartners/Mullikin Professional Corporations and the MedPartners/Mullikin LLCs being collectively called the "Other MedPartners/Mullikin Entities"), and their states of organization. Except as set forth in Exhibit 5.4 to the MedPartners/Mullikin Disclosure Schedule, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

          (c) Except as set forth in Exhibit 5.4, neither MedPartners/Mullikin nor any MedPartners/Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

          (d) Although the financial results of the medical groups affiliated with MedPartners/Mullikin physician practice management business are consolidated for accounting purposes on the MedPartners/Mullikin Balance Sheet, the terms "MedPartners/Mullikin Subsidiary" and "Other MedPartners/Mullikin Entity" do not include any affiliated medical groups.

          5.5 Organization, Existence and Good Standing of MedPartners/Mullikin Subsidiaries and Other MedPartners/Mullikin Entities.

          (a) Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Entity is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each MedPartners/Mullikin Subsidiary and each MedPartners/Mullikin Professional Corporation has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          (b) Each MedPartners/Mullikin Partnership that is a limited partnership is validly formed, each MedPartners/Mullikin Partnership that is a general partnership has been duly organized, and each MedPartners/Mullikin Partnership is in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

          (c) Each MedPartners/Mullikin LLC that is a limited company validly formed and in good standing under the laws of its respective state of organization. Each MedPartners/Mullikin LLC has all necessary power to own its property and assets and to carry on its business as presently conducted.

          5.6 Foreign Qualifications. MedPartners/Mullikin, each MedPartners/Mullikin Subsidiary and each Other MedPartners/Mullikin Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on MedPartners/Mullikin.

          5.7 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, MedPartners/Mullikin has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of MedPartners/Mullikin, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners/Mullikin is a party or by which it is bound, or violate any restrictions of any kind to which MedPartners/Mullikin is subject which, if violated or accelerated, would have a material adverse effect on MedPartners/Mullikin. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of MedPartners/Mullikin.

          5.8 MedPartners/Mullikin Public Information. MedPartners/Mullikin has heretofore made available to Caremark a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it or its predecessor, MedPartners, Inc., with the SEC (as any such documents have since the time of their original filing been amended, the "MedPartners/Mullikin Documents") since February 21, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the MedPartners/Mullikin Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the MedPartners/Mullikin Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the MedPartners/Mullikin Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of MedPartners/Mullikin, fixed or contingent, required to be stated therein, and present fairly the financial condition of MedPartners/Mullikin at said dates and the consolidated results of operations and cash flows of MedPartners/Mullikin for the periods then ended. The consolidated balance sheet of MedPartners/Mullikin at December 31, 1995, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of MedPartners/Mullikin is herein sometimes referred to as the "MedPartners/Mullikin Balance Sheet".

          5.9  Contracts, etc.

          (a) All material contracts, leases, agreements and arrangements to which MedPartners/Mullikin or any of the MedPartners/Mullikin Subsidiaries is a party are legally valid and binding in accordance with their terms and in full force and effect. To the knowledge of MedPartners/Mullikin, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and to the knowledge of MedPartners/Mullikin, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on MedPartners/Mullikin.

          (b) Except as set forth in Exhibit 5.9 to the MedPartners/Mullikin Disclosure Schedule, no contract or agreement to which MedPartners/Mullikin or any MedPartners/Mullikin Subsidiary is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on MedPartners/Mullikin.

          (c) Except as set forth in Exhibit 5.9 to the MedPartners/Mullikin Disclosure Schedule, none of MedPartners/Mullikin, or any MedPartners/Mullikin Subsidiary has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 5.10) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

          5.10 Properties and Assets. MedPartners/Mullikin (including, as applicable, the MedPartners/Mullikin Subsidiaries) owns all of the real and personal property included in the MedPartners/Mullikin Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of MedPartners/Mullikin's business since the date of the MedPartners/Mullikin Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in Exhibit 5.10 to the MedPartners/Mullikin Disclosure Schedule or in the MedPartners/Mullikin Documents.

          5.11 Legal Proceedings. Except as listed in Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of MedPartners/Mullikin, threatened against MedPartners/Mullikin, at law or in equity, relating to or affecting MedPartners/Mullikin or any MedPartners/Mullikin Subsidiary, including the Merger, which individually or in the aggregate, could reasonably be expected to have a material effect on MedPartners/Mullikin, or a material adverse effect on the ability of MedPartners/

Mullikin to consummate the transactions contemplated hereby. Except as listed in
Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule,
MedPartners/Mullikin does not know or have any reasonable grounds to believe that any such action, suit or proceeding has merit.

          5.12 Subsequent Events. Except as set forth on Exhibit 5.12 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not, since the date of the MedPartners/Mullikin Balance Sheet:

               (a) Incurred any material adverse change.

               (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) which discharge or satisfaction would have a material adverse effect on MedPartners/Mullikin, other than (i) liabilities shown or reflected on the MedPartners/Mullikin Balance Sheet or (ii) liabilities incurred since the date of the MedPartners/Mullikin Balance Sheet in the ordinary course of business.

               (c) Incurred any funded Indebtedness or increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on MedPartners/Mullikin, except as may have been required due to income or operations of MedPartners/Mullikin since the date of the MedPartners/Mullikin Balance Sheet.

               (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of MedPartners/Mullikin.

               (e) Sold or transferred any of the assets material to the consolidated business of MedPartners/Mullikin, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

               (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by MedPartners/Mullikin to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

               (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

               (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under MedPartners/Mullikin's stock option plans.

          5.13 Accounts Receivable.

          (a) Since the date of the MedPartners/Mullikin Balance Sheet, MedPartners/Mullikin has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. MedPartners/Mullikin (including the MedPartners/Mullikin Subsidiaries and Other MedPartners/Mullikin Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on MedPartners/Mullikin.

          (b) Without limiting the generality of the foregoing, MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on MedPartners/Mullikin.

          5.14 Tax Returns. MedPartners/Mullikin has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on MedPartners/Mullikin. MedPartners/Mullikin has made all payments shown as due on such returns. MedPartners/Mullikin has not been notified that any tax returns of MedPartners/Mullikin are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by MedPartners/Mullikin for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

          5.15 Employee Benefit Plans; Employment Matters.

          (a) Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.15(a) to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed in Exhibit 5.15(a) (individually, a "MedPartners/Mullikin Plan" and collectively, the "MedPartners/Mullikin Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by MedPartners/Mullikin has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the MedPartners/Mullikin Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the MedPartners/Mullikin Plans which is subject to Title IV of ERISA. MedPartners/Mullikin has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.15(b) to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

          5.16 Compliance with Laws. Except as disclosed in the MedPartners/Mullikin Documents or as set forth in Exhibit 5.16 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by MedPartners/Mullikin which, if it were determined that a violation had occurred, would have a material adverse effect on MedPartners/Mullikin.

          5.17 Regulatory Approvals. Except as disclosed in the MedPartners/Mullikin Documents or in Exhibit 5.17 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary or Other MedPartners/Mullikin Entity, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on MedPartners/Mullikin. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary or Other MedPartners/Mullikin Entity are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on MedPartners/Mullikin. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of MedPartners/Mullikin, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which MedPartners/Mullikin is subject which, if violated, would have a material adverse effect on MedPartners/Mullikin.

          5.18 Investment Intent. MedPartners/Mullikin is acquiring the Caremark Shares hereunder for its own account and not with a view to the distribution or sale thereof, and MedPartners/Mullikin has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the Caremark Shares to any other person, firm or corporation.

          5.19 Commissions and Fees. Except for the fee payable to Smith Barney Inc., pursuant to the engagement letter, dated March 15, 1996, there are no valid claims for brokerage commissions, finder's fees or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin or Caremark or any subsidiary or other controlled entity of MedPartners/Mullikin or Caremark resulting from any action taken by MedPartners/Mullikin or any of its officers, directors or agents or any of them.

          5.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding MedPartners/Mullikin Shares entitled to vote thereon is the only vote of the holders of any class or series of MedPartners/Mullikin capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

          5.21 Accounting Matters. To the best knowledge of MedPartners/Mullikin, neither MedPartners/Mullikin nor any of its affiliates has taken or agreed to taken any action that (without giving effect to any actions taken or agreed to be taken by Caremark or any of its affiliates) would prevent Caremark from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes.

          5.22 No Untrue Representations. No representation or warranty by MedPartners/Mullikin in this Plan of Merger, and no Exhibit or certificate issued by MedPartners/Mullikin and furnished or to be furnished to MedPartners/Mullikin pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of all of the circumstances then prevailing.

          5.23 Payor Settlements. MedPartners/Mullikin acknowledges that it is aware of Caremark's obligations pursuant to that certain settlement agreement between Caremark and certain insurance companies, dated March 17, 1996 and that following the Effective Time, MedPartners/Mullikin will make sufficient funds available to the Surviving Corporation to pay this obligation.

Section 6.  ACCESS TO INFORMATION AND DOCUMENTS.

          6.1  Access to Information.

          (a) Between the date hereof and the Closing Date, each of Caremark and MedPartners/Mullikin will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Caremark shall make available to MedPartners/Mullikin all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Caremark's banking, investment and financial arrangements with those of MedPartners/Mullikin at the Effective Time.

          (b) In connection with the obtaining of the MedPartners/Mullikin's Required Lenders (as defined in the Revolving Credit and Reimbursement Agreement, dated as of November 21, 1995, among MedPartners/Mullikin and NationsBank of Georgia, N.A.) consent to the Merger, Caremark hereby agrees that it shall provide, and use its reasonable efforts to cause and to provide MedPartners/Mullikin with such information and documentation as MedPartners/Mullikin's Required Lenders or MedPartners/Mullikin shall request in order to obtain such consent.

          6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the respective Confidentiality Agreements, dated March 1, 1996, and March 20, 1996, respectively, between Caremark and MedPartners/Mullikin (together, the "Confidentiality Agreement").

          6.3  Effect of Access.

          (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

          (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

Section 7.  COVENANTS.

          7.1 Preservation of Business. Except as contemplated by this Plan of Merger, each of Caremark and MedPartners/Mullikin will use its reasonable best efforts to preserve its business organization intact, to keep available to MedPartners/Mullikin and the Surviving Corporation the services of their present employees, and to preserve for MedPartners/Mullikin and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with them and their respective subsidiaries.

          7.2 Material Transactions. Except as contemplated by this Plan of Merger, prior to the Effective Time, neither Caremark nor any Caremark Subsidiary or Other Caremark Entity will (other than as required pursuant to the terms of this Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described in Exhibit 7.2 to the Caremark

Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2), without first obtaining the written consent of MedPartners/Mullikin:

               (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Caremark or the Caremark Subsidiaries or Other Caremark Entities, other than in the ordinary course of business or as otherwise disclosed herein.

               (b) Enter into any employment contract or similar agreement, in which the cash compensation is in excess of $150,000, or the term is greater than one year, which is not terminable upon notice of 30 days or less, at will, and without penalty to Caremark or such Caremark Subsidiary or Other Caremark Entity, except as provided herein.

               (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $5,000,000, other than in the ordinary course of business.

               (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Caremark or such Caremark Subsidiary or Other Caremark Entity, except upon exercise of currently outstanding stock options or pursuant to stock purchase plans.

               (e) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Caremark's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan.

               (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

               (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

               (h) Amend its Certificate or Articles of Incorporation or By-laws.

               (i) Take any action of a character described in Section 3.11(a) to 3.11(h), inclusive.

          7.3 Meetings of Stockholders. Each of MedPartners/Mullikin and Caremark will take all steps necessary in accordance with their respective Certificates of Incorporation and By-laws to call, give notice of, convene and hold meetings of their respective stockholders (the "Stockholder Meetings") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving and adopting this Plan of Merger and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Boards of Directors of MedPartners/Mullikin and Caremark will (i) recommend to their respective stockholders the approval and adoption of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use their respective reasonable, good faith efforts to obtain the approval by their respective stockholders of this Plan of Merger and the transactions contemplated hereby.

          7.4  Registration Statement.

          (a) MedPartners/Mullikin shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of MedPartners/Mullikin Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of MedPartners/Mullikin and Caremark containing the information required by the Exchange Act (the "Proxy Statement"). MedPartners/Mullikin shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares of MedPartners/Mullikin Common Stock covered thereby have been distributed. MedPartners/Mullikin shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. MedPartners/Mullikin shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. MedPartners/Mullikin shall provide Caremark with copies of all filings made pursuant to this Section 7.4 and shall consult with Caremark on responses to any comments made by the Staff of the SEC with respect thereto.

          (b) The information specifically designated as being supplied by Caremark for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by Caremark for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Caremark, or its officers or directors, should be discovered by Caremark which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Caremark shall promptly inform MedPartners/Mullikin. All documents, if any, that Caremark is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by

MedPartners/Mullikin for inclusion in the Proxy Statement in connection with the Stockholder Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Caremark Common Stock and holders of MedPartners/Mullikin Common Stock, at the time of the Stockholder Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to MedPartners/Mullikin or its officers or Directors, should be discovered by MedPartners/Mullikin which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MedPartners/Mullikin shall promptly inform Caremark and shall promptly file such amendment to the Registration Statement. All documents that MedPartners/Mullikin is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) Prior to the Closing Date, MedPartners/Mullikin shall use its reasonable, good faith efforts to cause the shares of MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

          (e) Prior to the Closing Date, MedPartners/Mullikin shall file a Subsequent Listing Application with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger, and shall cause such shares of MedPartners/Mullikin Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

          (f) Caremark shall furnish all information to MedPartners/Mullikin with respect to Caremark and the Caremark Subsidiaries as MedPartners/Mullikin may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with MedPartners/Mullikin in the preparation and filing of such documents.

          7.5 Exemption from State Takeover Laws. Caremark shall take all reasonable steps necessary to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Caremark's Board of Directors or otherwise.

          7.6 HSR Act Compliance. MedPartners/Mullikin and Caremark shall promptly make their respective filings, and shall thereafter use their reasonable best efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. MedPartners/Mullikin and Caremark will use their respective reasonable best efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

          7.7 Public Disclosures. MedPartners/Mullikin and Caremark will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to MedPartners/Mullikin and Caremark, promptly upon execution and delivery of this Plan of Merger.

          7.8  Transition Planning/Reorganization.

          (a) C.A. Lance Piccolo and Larry R. House, as Chairmen of Caremark and MedPartners/Mullikin, respectively, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger contemplated hereby. If either such person ceases to be a Chairman of his respective company for any reason, such person's successor as Chairman shall assume his predecessor's responsibilities under this Section 7.8

          (b) Immediately prior to the Effective Time, MedPartners/Mullikin shall take all necessary action to (i) cause Larry R. House to be appointed as the Chairman, President and Chief Executive Officer of MedPartners/Mullikin and C.A. Lance Piccolo to be appointed as the Vice Chairman of the Board of Directors of MedPartners/Mullikin and (ii) cause the Board of Directors of MedPartners/Mullikin to consist of 13 members, 9 of which shall be designated by MedPartners/Mullikin, and 4 of which shall be designated by Caremark (the "New Board"), such that each class of Directors of the New Board contains a number of directors designated by Caremark as nearly equal in number as if reasonably possible. Each committee of the New Board shall contain at least one member that is a Caremark designated director. If at any time prior to the third anniversary of the Effective Time, the number of directors designated by Caremark serving, or that would be serving following the next stockholders' meeting at which directors are to be elected, as directors of MedPartners/Mullikin or as members of any committee of the New Board, would not be in proportion to the initial designation of the New Board as set forth above, then the New Board shall nominate for election at the next MedPartners/Mullikin stockholders' meeting at which directors are to be elected, such person or persons as may be requested by the remaining directors designated by Caremark to ensure that there shall be a number of directors designated by Caremark (or the remaining directors designated by Caremark) in proportion to the initial designation of the New Board as set forth above.

          (c) Immediately prior to the Effective Time, MedPartners/Mullikin shall and shall cause the Surviving Corporation to elect as officers of MedPartners/Mullikin or the Surviving Corporation, as applicable, each of the persons specified in the letter dated May 13, 1996 from Larry R. House to C.A. Lance Piccolo (the "Letter") to the offices and positions specified in the Letter; provided, however, that no person so named in the Letter shall be required to accept the office or position so specified.

          (d) MedPartners/Mullikin shall take such action as shall be necessary to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the Certificate of Incorporation or By-laws of MedPartners/Mullikin in effect immediately prior to and after the Effective Time.

          7.9 No Solicitations. Either MedPartners/Mullikin or Caremark may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire such party upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of MedPartners/Mullikin or Caremark, as the case may be, determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, MedPartners/Mullikin or Caremark shall not, and will direct each officer, director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than MedPartners/Mullikin or an affiliate or associate or agent of MedPartners/Mullikin) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving such party. Such party shall promptly notify the other party if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction.

          7.10 Other Actions. None of Caremark, MedPartners/Mullikin and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Caremark or MedPartners/Mullikin to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Caremark or MedPartners/Mullikin to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

          7.11 Accounting Methods. Neither MedPartners/Mullikin nor Caremark shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

          7.12 Pooling and Tax-Free Reorganization Treatment. Neither MedPartners/Mullikin nor Caremark shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

          7.13 Affiliate and Pooling Agreements. MedPartners/Mullikin and Caremark will each use their respective reasonable best efforts to cause each of their respective directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to MedPartners/Mullikin as soon as practicable an agreement in the form attached hereto as Exhibit 7.13 relating to the disposition of shares of Caremark Common Stock and shares of MedPartners/Mullikin Common Stock held by such person and the shares of MedPartners/Mullikin Common Stock issuable pursuant to this Plan of Merger.

          7.14 Cooperation.

          (a) MedPartners/Mullikin and Caremark shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

          (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of MedPartners/Mullikin and Caremark shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of MedPartners/Mullikin and Caremark will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

          7.15 Caremark Stock Options.

          (a) As soon as reasonably practicable after the Effective Time, MedPartners/Mullikinshall deliver to the holders of Caremark stock options appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Caremark stock options were issued and any stock option agreements evidencing such options which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Section 2.1(d) or this Section 7.15 after giving effect to the Merger and the assumption of such options by MedPartners/Mullikin as set forth herein) as in effect immediately prior to the Effective Time. MedPartners/Mullikin shall comply with the terms of the stock option plans, and the stock option agreements as so adjusted, and shall use its reasonable best efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Caremark stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

          (b) MedPartners/Mullikin shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MedPartners/Mullikin Common Stock for delivery upon exercise of the Caremark stock options assumed by MedPartners/Mullikin in accordance with Section 2.1(d). As soon as practicable after the Effective Time, MedPartners/Mullikin shall file with the SEC a registration statement on Form S-8 with respect to shares of MedPartners/Mullikin Common Stock subject to such assumed Caremark stock options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Caremark stock options remain outstanding. MedPartners/Mullikin shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

          (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Caremark stock options awarded under any plan, program, or arrangement of Caremark or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by MedPartners/Mullikin as set forth above.

          7.16 Publication of Combined Results. MedPartners/Mullikin agrees that after the end of the first full calendar month after the Effective Time, MedPartners/Mullikin shall cause publication of the combined results of operations of MedPartners/Mullikin and Caremark in the First Quarterly Report on Form 10-Q which shall be filed after such period. For purposes of this Section 7.16, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

          7.17 Tax Opinions. Counsel for each of MedPartners/Mullikin and Caremark shall render opinions as to the federal income tax consequences of the Merger, which opinions shall be filed as Exhibits to the Registration Statement. Each of MedPartners/Mullikin and Caremark agrees that it shall provide certificates containing reasonable representations to such counsel in connection with the rendering of such opinions.

          7.18 Consents; Amendments, Etc.

          (a) MedPartners/Mullikin, the Subsidiary and Caremark shall use their best efforts to obtain all material consents, approvals and authorizations of third parties with respect to all material agreements to which such parties are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to MedPartners/Mullikin or Caremark, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

          (b) MedPartners/Mullikin, the Subsidiary and Caremark shall use their best efforts to obtain, or obtain the transfer of, any licenses and other regulatory approvals necessary to allow the Surviving Corporation to operate Caremark's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on Caremark.

          7.19 Change in Control. MedPartners/Mullikin acknowledges and agrees that the consummation of the Merger shall constitute a "Change in Control" or "Change of Control" of Caremark for all purposes within the meaning of all Caremark Plans and compensation plans or compensation agreements of Caremark.

          7.20 Employee Retention. MedPartners/Mullikin and Caremark acknowledge that retaining the services and loyalty of Caremark employees is important to the success of the Surviving Corporation. MedPartners/Mullikin agrees that Caremark may expend up to a total of $2,000,000 in incentive payments to retain the services and ensure the loyalty of key employees of Caremark for the six-month period immediately subsequent to the Effective Time.

          7.21 Litigation Cooperation. Caremark shall use its best efforts to obtain the agreement of all persons with whom Caremark has severance or employment agreements, and Caremark will obtain the agreement in the future of any person with whom Caremark enters into a severance or employment agreement to cooperate with Caremark in defending its litigation to substantially the following effect:

          "I understand that following the termination of my employment with Caremark, I may be contacted by Caremark or its legal counsel concerning various lawsuits or other legal matters about which I may have knowledge. I agree to cooperate with all reasonable requests for assistance from Caremark in this regard. I further agree to notify Caremark if I am served with a subpoena or other legal process, or otherwise contacted by or asked to provide information to, any other party (including government agencies) concerning investigations, lawsuits or other legal proceedings involving Caremark. Caremark agrees to reimburse me for all reasonable expenses incurred by me in fulfilling these obligations. These obligations are subject to any and all personal rights and privileges that I may have concerning any of these matters."

          7.22 Consulting Agreements. MedPartners/Mullikin and Caremark shall offer consulting agreements to each of C. A. Lance Piccolo, Diane Munson and Tom Hodson, respectively, as of the Effective Time which contain terms and conditions substantially similar to those agreed to by the parties at the signing of this Plan of Merger.

Section 8.  TERMINATION, AMENDMENT AND WAIVER.

          8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of Caremark Common Stock and the holders of MedPartners/Mullikin Common Stock:

               (a) by mutual written consent of MedPartners/Mullikin, the Subsidiary and Caremark;

               (b) by either MedPartners/Mullikin or Caremark;

                    (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of Caremark Common Stock or the holders of MedPartners/Mullikin Common Stock shall not have been obtained;

                    (ii) if the Merger shall not have been consummated on or before December 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

                    (iii) if any court of competent jurisdiction or other
               governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or
               Section 9.3(a) or (b), as applicable,
               and (B) cannot be or has not been cured within 30 days after the occurrence or discovery of such breach by the breaching party, whichever is later (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

               (c) by either MedPartners/Mullikin or Caremark in the event that
          (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of MedPartners/Mullikin) or Section
          9.3 (in the case of Caremark) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

          8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

          8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of Caremark Shares or holders of shares of MedPartners/Mullikin Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

          8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

          8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of each of MedPartners/Mullikin, the Subsidiary and Caremark, action by its Board of Directors or the duly authorized designee of the Board of Directors.

          8.6  Expenses; Breakup Fees.

          (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses) incurred in connection with preparing, filing, printing and mailing the Proxy Statements and the Registration Statement shall be shared equally by MedPartners/Mullikin and Caremark.

          (b) (i) If this Plan of Merger is terminated pursuant to Section 8.1(b) and within one year after the effective date of such termination such terminating party is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, such terminating party shall pay to the non-terminating party a break-up fee of $100,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by each of the parties and the value of management time, overhead, opportunity costs and other unallocated cots incurred by or on behalf of each party in connection with this Plan of Merger. Neither party shall enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to the non-terminating party upon such consummation.

               (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

               (A) either Caremark or MedPartners/Mullikin, as the case may be, shall agree to, consummate, or announce its intention to enter into any Acquisition Transaction (as defined in Section 7.9); or

               (B) any person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding Caremark Common Stock or MedPartners/Mullikin Common Stock or purchase, lease or otherwise acquire 10% of the assets of Caremark or MedPartners/Mullikin, as the case may be.

          (c) Each of MedPartners/Mullikin and Caremark acknowledges that the provisions for the payment of breakup fees and allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, MedPartners/Mullikin and Caremark and the other constituent entities would not have entered into the Plan of Merger. Accordingly, if a breakup fee shall become due and payable by either party, and such party shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, the terminating party shall pay the non-terminating party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed or any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the dates incurred) at the prime rate of interest announced from time to time by NationsBank of Georgia, National Association. The obligations of MedPartners/Mullikin and Caremark under this Section 8.6 shall survive any termination of this Plan of Merger.

          In the event of an event which shall give rise to the payment of the breakup fee pursuant to this Section 8.6 of this Plan of Merger, the payment of any such breakup fee shall be the sole and exclusive remedy of the party receiving such fee.

Section 9.  CONDITIONS TO CLOSING.

          9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by MedPartners/Mullikin, the Subsidiary and Caremark):

          (a) None of MedPartners/Mullikin, the Subsidiary or Caremark nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents the consummation of the Merger or (ii) would impose any material limitation on the ability of MedPartners/Mullikin effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Caremark and the Caremark Subsidiaries and Other Caremark Entities, taken as a whole.

          (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

          (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) The holders of shares of Caremark Common Stock and the holders of shares of MedPartners/Mullikin Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

          (e) The shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and shall have been issued in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

          (f) The Merger shall qualify for "pooling of interests" accounting treatment, and MedPartners/Mullikin and Caremark shall each have received a letter, dated the Closing Date, from Ernst & Young, LLP to that effect if the Merger is consummated in accordance with the terms and provisions of this Plan of Merger.

          (g) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

          9.2 Conditions to Obligations of MedPartners/Mullikin. The obligations of MedPartners/Mullikin to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by MedPartners/Mullikin):

          (a) Each of the agreements of Caremark to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Caremark shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of Caremark set forth in
Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date as described in the next sentence. The representations and warranties of Caremark set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Caremark shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by MedPartners/Mullikin) under this Agreement. MedPartners/Mullikin and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Caremark, dated the Closing Date, certifying as to the fulfillment of the foregoing conditions.

          (c) MedPartners/Mullikin shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, Caremark and the Subsidiary.

          (d) MedPartners/Mullikin shall have received an opinion from Wachtell, Lipton, Rosen & Katz substantially to the effect set forth in Exhibit 9.2(d) hereto.

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

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required to execute, deliver and perform this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          9.3 Conditions to Obligations of Caremark. The obligations of Caremark to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Caremark):

          (a) Each of the agreements of MedPartners/Mullikin and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and MedPartners/Mullikin and the Subsidiaries shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of MedPartners/Mullikin set forth in Section 5.13(a) shall be true and correct as of the date of the Plan of Merger and as of the Closing Date as described in the next sentence. The representations and warranties of MedPartners/Mullikin and the Subsidiary set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Caremark shall have been furnished with a certificate, executed by duly authorized officers of MedPartners/Mullikin and the Subsidiary, dated the Closing Date, certifying in such detail as Caremark may reasonably request as to the fulfillment of the foregoing conditions.

          (c) Caremark shall have received an opinion from Wachtell, Lipton, Rosen & Katz to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, Caremark and the Subsidiary.

          (d) Caremark shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in Exhibit 9.3(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

Section 10.  MISCELLANEOUS.

          10.1 Nonsurvival of Representations and Warranties. Unless expressly provided otherwise, none of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

          10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

               If to MedPartners/Mullikin:

                    MedPartners/Mullikin, Inc.
                    3000 Galleria Tower, Suite 1000
                    Birmingham, Alabama  35244
                    Facsimile:  (205) 733-9780
                    Attn:  J. Brooke Johnston, Jr.
                    Senior Vice President and General Counsel
               with a copy to:

                    F. Hampton McFadden, Jr., Esq.
                    Haskell, Slaughter & Young, L.L.C.
                    1200 AmSouth/Harbert Plaza
                    1901 Sixth Avenue North
                    Birmingham, Alabama  35203
                    Facsimile:  (205) 324-1133

               If to Caremark:

                    Caremark International Inc.
                    2211 Sanders Road
                    Northbrook, Illinois  60062
                    Facsimile:  (847) 559-4790
                    Attn:  General Counsel

               with a copy to:

                    Edward D. Herlihy
                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York  10019
                    Facsimile:  (212) 403-2000

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

          10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

          10.4 Insurance; Indemnification; Benefits.

          (a) MedPartners/Mullikin shall cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Caremark with respect to matters occurring prior to the Effective Time; provided, however, that (i) MedPartners/Mullikin may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) MedPartners/Mullikin shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (b) From and after the Effective Time, MedPartners/Mullikin shall cause the Surviving Corporation to indemnify and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of bear (or any Caremark Subsidiary or Other Caremark Entity), including, without limitation, each person controlling any of the foregoing persons (together with such person's heirs and representatives, individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws, in connection with the Merger. MedPartners/Mullikin shall cause the Surviving Corporation to keep in effect Caremark's current provisions in its certificate of incorporation and by-laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, (i) MedPartners/Mullikin shall cause the Surviving Corporation to pay the reasonable fees and expenses of counsel selected by the Indemnified Party in advance of the final disposition of any such action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) MedPartners/Mullikin shall cause the Surviving Corporation to cooperate in the defense of any such matter.

          (c) MedPartners/Mullikin covenants and agrees that, following the Effective Time, (i) it will, or it will cause the Surviving Corporation to, provide for the benefit of employees of Caremark who become employees of the Surviving Corporation, an effective and complete employee benefit program which is competitive in the industries in which it competes, which benefits shall be no less advantageous than those benefits offered to similarly situated MedPartners/Mullikin employees, (ii) it will, or it will cause the Surviving Corporation to, (A) honor in accordance with their terms all benefits accrued or vested under the Caremark Plans as of the Effective Time, (B) honor in accordance with their terms all contracts, arrangements, commitments, or understandings described in Exhibit 3.14(b) to the Caremark Disclosure Schedule, (C) vest the benefits of any employee terminated within 12 months of the Closing Date under the 401 CARE Retirement Savings Plan and Caremark International Inc. Pension Plan, and (D) maintain and honor in accordance with its terms, Caremark's Severance Pay and Benefits Plan for 6 months from and after the Effective Time.

          (d) The provisions of this Section 10.4 and Sections 7.8, 7.15 and
7.19 shall survive the Merger, and are intended to be for the benefit of, and shall be enforceable by, any officer, director, employee, trustee or agent of Caremark (or any Caremark Subsidiary or Other Caremark Entity), and such person's heirs or representatives, that is the subject of such Section as the case may be (the expenses, including reasonable attorneys' fees, that may be incurred thereby in enforcing such provisions to be paid by MedPartners/Mullikin).

          10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

          10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

          10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

          10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Caremark or MedPartners/Mullikin, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries and other controlled entities identified herein or in any Exhibit or Disclosure Schedule delivered pursuant to this Plan of Merger, including the subsidiaries and other entities, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) changes in applicable law, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Caremark with the consent of MedPartners/Mullikin; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger.

          10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

          10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

          10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

          10.12 Integration of Exhibits. All Exhibits and Appendices attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein.

          10.13 Entire Agreement. This instrument, including all Exhibits and Appendices attached hereto and the Confidentiality Agreement contain the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          10.14 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

          10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

          10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by MedPartners/Mullikin, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

                           *     *     *     *     *

          IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary and Caremark have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                 MEDPARTNERS/MULLIKIN, INC.



                                 By       /s/ Larry R. House
                                   ------------------------------------
                                              Larry R. House,
                                      Chairman of the Board, President
                                 and MedPartners/Mullikin Executive Officer


                                 PPM MERGER CORPORATION


                                 By        /s/ Larry R. House
                                   ------------------------------------
                                               Larry R. House
                                                  President


                                 CAREMARK INTERNATIONAL INC.


                                 By      /s/ C.A. Lance Piccolo
                                   ------------------------------------
                                             C.A. Lance Piccolo
                                            Chairman of the Board